EXHIBIT 99
                          Joint Filer Information

Designated Filer:               BLUM CAPITAL PARTNERS, L.P.
Statement for Month/Day/Year:   December 20, 2005
Issuer & Symbol:                Perini Corporation (PCR)
Address of each Reporting Person for this Form 4:
             909 Montgomery Street, Suite 400, San Francisco, CA 94133 Relationship to Issuer of each Reporting Person: No Longer 10% Owner

Signatures

After reasonable inquiry and to the best of our knowledge and belief, the undersigned certify that the information set forth in this statement is true, complete and correct.

December 21, 2005


RICHARD C. BLUM & ASSOCIATES, INC.   BLUM CAPITAL PARTNERS, L.P.
                                     By: Richard C. Blum & Associates, Inc.,
                                         its general partner


By:  /s/ Gregory D. Hitchan          By:    /s/ Gregory D. Hitchan
     -----------------------               ------------------------
     Gregory D. Hitchan                     Gregory D. Hitchan
     General Counsel                        General Counsel
      and Secretary                           and Secretary




PB CAPITAL PARTNERS, L.P.
By  BLUM CAPITAL PARTNERS, L.P.,
    its general partner
By:  Richard C. Blum & Associates, Inc.,
     its general partner


By:   /s/ Gregory D. Hitchan
      -----------------------
      Gregory D. Hitchan
      General Counsel and Secretary


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